                                                                     Exhibit 4.5





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                               WARRANT AGREEMENT


                                    BETWEEN


                              HANOVER DIRECT, INC.


                                      AND


                       SEARS SHOP AT HOME SERVICES, INC.



                            _______________________



                          Dated as of January 1, 1994

                           For Up To 7,000,000 Shares
                                of Common Stock



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                 WARRANT AGREEMENT, dated as of January 1, 1994 (this
"Agreement"), between HANOVER DIRECT, INC., a Delaware corporation (the "Company"), and SEARS SHOP AT HOME SERVICES, INC., a Delaware corporation ("Sears").

                 WHEREAS, the Company, through its wholly-owned subsidiary, Hanover Ventures, Inc. ("Hanover Ventures"), is desirous of obtaining certain rights to marketing lists owned by Sears in order to sell various products to certain customers identified thereon, which rights, and the terms and conditions of the exercise thereof, are set forth in a certain License Agreement, dated as of the date hereof (the "License Agreement"), between Hanover Ventures, as licensee, and Sears, as licensor; and

                 WHEREAS, as an inducement to Sears to enter into the License Agreement and grant the rights thereunder, the Company proposes to issue to Sears a warrant (the "Warrant") to purchase up to an aggregate of 7,000,000 shares (the "Warrant Shares") of the Company's Common Stock, par value $0.66 2/3 per share (the "Common Stock"), for an exercise price as set forth herein, all upon the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Issuance of Warrant; Form of Warrant Certificate. Concurrently with the execution of this Agreement, the Company will issue and deliver the Warrant to Sears. The text of the Warrant Certificate (the "Warrant Certificate") and the form of election to purchase Warrant Shares to be printed on the reverse thereof shall be as set forth in Annex A attached hereto. The Warrant Certificate shall be dated the date hereof and shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested to by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company and shall bind the Company notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of the Warrant Shares.

                 2. Issuance. The Warrant Certificate shall be issued in the name of "Sears Shop At Home Services, Inc." and the Company shall be entitled to treat Sears as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Warrant Certificate on the part of any other person, and shall not be liable for any transfer of the Warrant Certificate or the Warrant, in whole or in part, except as provided in Section 3(a) hereof.

                 3.       Transfer of Warrant and Warrant Shares.

                 (a) Transferability. The Warrant is not and shall not be transferable except to an "affiliate" (as such term is defined for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of Sears. The Warrant shall be transferable only upon the surrender thereof, duly endorsed by the holder thereof or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, in each case accompanied by any necessary transfer tax or other governmental charge imposed upon transfer, or evidence of the payment thereof. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. Upon any transfer, the Company shall promptly deliver a new Warrant Certificate to the person entitled thereto, which Warrant Certificate shall be identical in all respects to the Warrant Certificate surrendered except for the name of the holder thereof. Notwithstanding the foregoing, the Company shall have no obligation to cause the Warrant to be transferred to any person, unless the holder of the Warrant shall furnish to the Company evidence of compliance with the Securities Act, in accordance with the provisions of this Section 3.

                 (b) Disposal. Sears covenants to the Company that Sears will not dispose of the Warrant or any Warrant Shares except pursuant to (i) an effective Registration Statement or (ii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

                 (c) Warrant Legend. The Warrant shall be subject to a stop-transfer order and the Warrant Certificate shall bear the following legend by which each holder of the Warrant shall be bound:

                 "THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."





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                 (d)      Warrant Shares Legend.  The Warrant Shares shall be
subject to a stop-transfer order and any certificates evidencing any such shares ("Share Certificates") shall bear the following legend:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

                 4. Term of Warrant; Number of Warrant Shares; Exercise of Warrant.

                 (a) Term of Warrant; Exercise Price. The Warrant entitles the holder thereof to purchase, at any time during the period commencing on January 1, 1999 and ending at or before 5:00 p.m., New York City time, on April 1, 1999 (the "Expiration Date"), up to that certain number of whole shares of Common Stock as is specified in subparagraph (b) or subparagraph (c) of this Section 4, as the case may be, subject to the fulfillment of the respective conditions specified therein, in each case, at an exercise price per share equal to Ten Dollars and Fifty-Seven Cents ($10.57) (such price, as it may from time to time be adjusted pursuant to Section 4(e), being hereinafter referred to as, the "Exercise Price").

                 (b) Number of Warrant Shares. Subject to the provisions of this Agreement, and provided that (i) Hanover Ventures shall have achieved both (A) at least Two Hundred Fifty Million Dollars ($250,000,000) in Licensed Sales Revenues (as hereinafter defined) and (B) at least Thirty Million Dollars ($30,000,000) of Licensed EBIT (as hereinafter defined), in each case, during the one (1) year period commencing on January 1, 1998 and ending on December 31, 1998, and (ii) Sears shall not at the time be in default in its obligations under the License Agreement, the holder of the Warrant shall have the right, which may be exercised in whole or in part, to purchase from the Company (and the Company shall issue and sell to such holder) up to Three Million Five Hundred Thousand (3,500,000) fully paid and non-assessable whole shares of Common Stock upon surrender to the Company, or its duly authorized agent, of the Warrant Certificate, with the form of election to purchase on the reverse thereof duly filled in to indicate the number of Warrant Shares to be purchased and otherwise duly completed and signed, and upon payment to the Company of an amount equal to the product of the Exercise Price multiplied by the number of shares being purchased as indicated in such form





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

of election (the "Warrant Price"). Payment of the applicable Warrant Price shall be made in cash or by certified or official bank check or wire transfer payable to the order of the Company.

                 (c) Number of Warrant Shares. Subject to the provisions of this Agreement, and provided that (i) Hanover Ventures shall have achieved both (A) at least Five Hundred Million Dollars ($500,000,000) in Licensed Sales Revenues and (B) at least Sixty Million Dollars ($60,000,000) of Licensed EBIT, in each case, during the one (1) year period commencing on January 1, 1998 and ending on December 31, 1998, and (ii) Sears shall not at the time be in default in its obligations under the License Agreement, the holder of the Warrant shall have the right, which may be exercised in whole or in part, to purchase from the Company (and the Company shall issue and sell to such holder) up to Seven Million (7,000,000) fully paid and non-assessable whole shares of Common Stock upon surrender to the Company, or its duly authorized agent, of the Warrant Certificate, with the form of election to purchase on the reverse thereof duly filled in to indicate the number of Warrant Shares to be purchased and otherwise duly completed and signed, and upon payment to the Company of the applicable Warrant Price. Payment of the applicable Warrant Price shall be made in cash or by certified or official bank check or wire transfer payable to the order of the Company.

                 (d) Definitions. For purposes of this Section 4, the following terms shall have the meanings set forth below:

                 (i) "Licensed EBIT" shall mean earnings (as computed in accordance with generally accepted accounting principles), before deduction for interest expense and taxes (as computed in accordance with generally accepted accounting principles), of Hanover Ventures that were generated under any Program (as defined in the License Agreement); and

                 (ii) "Licensed Sales Revenues" shall mean gross revenues (as computed in accordance with generally accepted accounting principles) of Hanover Ventures generated by sales of Products (as defined in the License Agreement) pursuant to any Program (as defined in the License Agreement) reduced by the aggregate amount of such revenues attributable to Products returned to Hanover Ventures following the sale thereof.

                 (e) Adjustments. (i) The number and type of Warrant Shares purchasable by the holder of the Warrant Certificate is subject to adjustment, from time to time, in the following events and manners. In the event of





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                 (A)  a stock split or other subdivision or a combination of outstanding shares of Common Stock, the number of Warrant Shares shall be increased or decreased in the same proportion as the increase or decrease in the outstanding shares of Common Stock.

                 (B) a dividend or other distribution to holders of Common Stock payable in the form of Common Stock (or in the form of options, warrants, rights to acquire or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") without payment of further consideration other than relinquishment of all or a portion of the rights under such Convertible Securities), the number of Warrant Shares shall be increased in proportion to the increase in the number of outstanding shares of Common Stock as a result of such dividend. For purposes of this clause (B), in the case of a dividend or distribution payable in the form of such Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion thereof shall be deemed to be distributed by the Company at the time of issuance of such Convertible Securities but the additional number of Warrant Shares resulting therefrom shall not in fact be distributed to the holders of the Warrant or the Warrant Shares, as the case may be, until the later of (x) exercise of the Warrant or (y) such time as the holders of the Convertible Securities convert such securities to Common Stock. No adjustment of the number of Warrant Shares shall be made under this clause (B) upon issuance of any shares of Common Stock pursuant to the exercise, conversion or exchange of such Convertible Securities if any adjustment shall previously have been made upon the issuance of such Convertible Securities.

                 (C) the reclassification of the Company's capital stock or any other similar event with respect to the Company's capital stock (other than a change in par value or as a result of a stock split or other subdivision or combination of the outstanding shares of Common Stock) or the consummation by the Company of a business combination in which the Company is not the surviving party (each an "Extraordinary Corporate Transaction"), upon exercise of any Warrant, the holder thereof shall be entitled to receive the same kind and number of shares of stock and other securities, cash or other property as would have been distributed to the holder in connection with such Extraordinary Corporate Transaction had such holder exercised such Warrant prior to such Extraordinary Corporate Transaction and prior to the record date for any distribution in connection therewith to holders of Common Stock. As a





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         condition precedent to any Extraordinary Corporate Transaction, the
         Company shall make adequate provision to assure the rights of the holder of the Warrant as provided for herein, including, without limitation, the express written assumption by the surviving party, if any, of the Company's obligations pursuant to this Agreement.

                 (D) the sale or issuance by the Company of Common Stock at a price per share less than the fair market value thereof (determined in the sole discretion of the Company's Board of Directors), the number of Warrant Shares shall be adjusted by multiplying the number of Warrant Shares by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of such sale or issuance plus the number of shares of Common Stock so sold or issued, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate sale price of the shares sold or issued would have purchased at the fair market value thereof. For purposes of this clause (D), (x) if the Company sells or issues Convertible Securities (other than pursuant to dividends or distributions for which an adjustment is made pursuant to clause (B) above and other than rights to subscribe for and purchase shares of Common Stock for a price which represents a discount from the then market value of the Common Stock of 20% or less), then the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities will be deemed to be issued and sold by the Company at the time of issuance or sale of such Convertible Securities, and (y) the sale price of such shares of Common Stock shall be deemed to be the total amount received by the Company for such issuance or sale plus the minimum amount of additional consideration, if any, payable to the Company upon exercise, exchange or conversion of such Convertible Securities. No adjustment of the number of Warrant Shares shall be made under this clause (D) upon issuance of any shares of Common Stock pursuant to the exercise, conversion or exchange of such Convertible Securities if any adjustment shall previously have been made upon the issuance of such Convertible Securities. Sears agrees that neither the Company nor any person associated with the Company shall have any liability to Sears which is based upon, related to or flows from the fair value determination made by the Company's Board of Directors and referred to above.





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The adjustments provided for in clauses (A) through (D) of this Section 4(e)
shall be effective upon the record date for determining the holders of Common Stock for any dividend or other distribution referred to in such clauses or, if earlier, upon the occurrence of the events specified in such clauses.

                 (ii) Whenever the number of Warrant Shares is adjusted as provided in subparagraph (e)(i) of this Section 4, the Exercise Price shall be adjusted such that the aggregate Exercise Price in respect of the maximum number of Warrant Shares that may be purchased hereunder (i.e., 7,000,000 shares as of the date hereof, as adjusted from time to time pursuant to subparagraph (e)(i)) shall be equal to $73,990,000.

                 (iii) Upon the occurrence of any event referred to in subparagraph (e)(i) of this Section 4 which requires an adjustment in the number of Warrant Shares, the Company shall give prompt written notice thereof to the holder of the Warrant, which notice shall state the maximum number of Warrant Shares that may be purchased under the Warrant and the Exercise Price, in each case, both before and after any adjustment thereto as a result of such event, and set forth in reasonable detail the calculation of such number of Warrant Shares, as adjusted, and such Exercise Price, as adjusted, and the facts upon which such adjustment and calculation are based.

                 (f) Issuance of Share Certificates. Subject to Section 5 hereof, upon such surrender of the Warrant Certificate, and payment of the applicable Warrant Price as aforesaid, the Company shall issue and cause to be delivered to the holder of the Warrant or upon the written order of such holder and (subject to receipt of evidence of compliance with the Securities Act in accordance with the provisions of Section 3 of this Agreement) in such name or names as the holder of the Warrant may designate, one or more Share Certificates for the number of whole Warrant Shares so purchased.

                 (g) Exercise of Warrant. If permitted by applicable law, such Share Certificate or Share Certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of the Warrant Shares evidenced thereby as of the date of the surrender of the Warrant Certificate and payment of the applicable Warrant Price. The Warrant shall be exercisable on or before the Expiration Date during the period specified in Section 4(a), at the election of the holder thereof, either as an entirety or for part of the Warrant Shares specified therein. If the total number of Warrant Shares represented by the Warrant





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Certificate shall not be purchased in full upon the exercise of the Warrant, the holder of the Warrant (for itself and any prior holder of the Warrant, including, without limitation, Sears) shall be deemed to have relinquished any and all rights to purchase the balance of the Warrant Shares previously represented by the Warrant Certificate and the Warrant Certificate shall be deemed to be canceled.

                 5.       Payment of Taxes.   The Company will pay all
documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of the Warrant or the Warrant Certificate (either upon the initial delivery of the Warrant pursuant to this Agreement or in connection with any permitted transfer of the Warrant Certificate) or of any Share Certificate for Warrant Shares in a name other than that of the holder of the Warrant.

                 6. Mutilated or Missing Certificate. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and in substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate identical in all respects to the Warrant Certificate so mutilated, lost, stolen or destroyed; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and of indemnity or bond, if requested, also satisfactory to the Company. An applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                 7.       Certain Representations, Warranties and
Covenants of the Company.

                 (a) Reservation of Warrant Shares. For the benefit of Sears and any permitted transferee of the Warrant Certificate, the Company hereby represents and warrants that the Company has made available, and covenants and agrees that at all times until the earlier of exercise or expiration of the Warrant that the Company will continue to make available, out of the authorized and unissued shares of Common Stock or the authorized and issued shares of Common Stock held in the Company's treasury, the full number of shares of Common Stock as may be sufficient, at such time, to provide for the exercise of the rights of purchase represented by the Warrant. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent





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Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrant. Furthermore, the Company agrees timely to supply such Transfer Agent with duly executed Share Certificates for the Warrant Shares.

                 (b) Due Organization, Etc. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into this Agreement and to issue the Warrant Certificate, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                 (c) Authorization, Enforceability, Etc. Each of this Agreement and the Warrant has been duly and validly executed and delivered by the Company and each constitutes a valid and binding agreement of the Company enforceable in accordance with its respective terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws). The execution, delivery and performance of this Agreement and the Warrant by the Company and compliance by the Company with the terms and provisions hereof and thereof do not and will not violate any provision of any law, rule or regulation, order, writ, judgment, injunction, statute, decree, determination or award having applicability to the Company, or any of its properties or assets. The execution, delivery and performance of this Agreement and the Warrant by the Company and compliance by the Company with the terms and provisions hereof and thereof do not and will not (i) conflict with or result in a breach of or constitute a default under any provision of the charter or by-laws of the Company; or (ii) give rise to an event of default which may result in the acceleration of any material amount of indebtedness for borrowed money of the Company or an event of default under any other material contractual obligation of the Company. The Company covenants that upon issuance and delivery against payment of the applicable Warrant Price pursuant to the terms of this Agreement, all Warrant Shares will be validly issued, fully paid and non-assessable outstanding shares of Common Stock of the Company. The Company represents and warrants that the number of outstanding shares of Common Stock of the Company, as of December 31, 1993, is 63,724,756. Except as set forth on Schedule 1





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attached hereto, there are no outstanding options, subscriptions, convertible securities, warrants or other rights, agreements or commitments to subscribe for or purchase or acquire from the Company, or any contracts providing for the issuance of, or the granting of rights to acquire, any capital stock of the Company or any securities convertible or exchangeable for any such capital stock. There are no preemptive rights with respect to and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company.

                 (d) SEC Reports. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has been subject to the filing requirements of
Section 13 of the Exchange Act for at least the last 12 months and has filed all reports required to be filed by it pursuant to such section and the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder (the "SEC Reports") during such period. Such SEC Reports, when filed, complied with all applicable requirements under the Exchange Act and the rules and regulations promulgated by the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to exercise of the Warrant, the Company will file all SEC Reports required to be filed by it during the twelve months prior to such exercise of the Warrant and, within a reasonable period after the filing thereof with the Commission or the delivery thereof to holders of Common Stock, as the case may be, will furnish to the holders of the Warrant copies of such SEC Reports and of all annual, quarterly or other reports, financial statements and other financial information and any proxy or information statements made available by the Company during such period to the holders of the Common Stock. The SEC Reports referred to in the previous sentence, when filed with the Commission or initially made available to the holders of the Common Stock, will comply with all applicable requirements under the Exchange Act and the rules and regulations promulgated by the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit or proceeding to which the Company is or, to the best knowledge of the Company, may be a party that purports to draw into question the legality, validity or enforceability of this





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

Agreement, the Warrant or any of the transactions contemplated hereby or thereby.

                 (f) Opinion of Counsel. Within a reasonable period after the execution and delivery hereof, counsel to the Company shall deliver to Sears its written opinion, which opinion, in form and substance, and counsel shall both be reasonably acceptable to Sears, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

                          (ii) The Company has all requisite corporate power and authority to enter into this Agreement and to issue the Warrant Certificate, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby;

                          (iii) This Agreement and the Warrant have been duly and validly executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable in accordance with their terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws); and

                          (iv) Upon issuance and delivery against payment of the applicable Warrant Price pursuant to the terms of this Agreement, all Warrant Shares will be validly issued, fully paid and non-assessable.

                 (g) Counsel Opinion. Upon exercise of the Warrant by any holder and payment of the applicable Warrant Price as provided in this Agreement, counsel to the Company shall deliver to such holder its written opinion, which opinion, in form and substance, and counsel shall both be reasonably acceptable to such holder, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; and

                          (ii) Such holder's Warrant Shares are validly issued, fully paid and non-assessable.





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


                 (h) Officer's Certificate. Upon exercise of the Warrant by any holder and payment of the applicable Warrant Price as provided in this Agreement, the Company shall deliver to such holder a certificate executed by an authorized officer of the Company to the effect that each of the representations and warranties of the Company contained in subparagraphs (a) through (e) of this Section 7 are true and correct in all material respects on and as of such exercise date as though such representations and warranties were made on and as of such date.

                 8.   Registration Rights.

                 (a) Right to Request Registration. From and after the date upon which the Warrant shall become exercisable in accordance with Section 4 of this Agreement (but not before), the holder of the Warrant Certificate or the holder or holders of the Warrant Shares shall have the right to request, from time to time, that the Company register the Warrant Shares as provided in this Section 8.

                 (b) Incidental Registration. If the Company at any time proposes to file on its behalf a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company, it will give written notice to the holder of the Warrant Certificate or the holder or holders of the Warrant Shares at least forty-five (45) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of Warrant Shares as such holder or holders may request; provided, however, that the Company shall not be required to effect more than two such registrations pursuant to this Section 8(b) in which Warrant Shares are registered (subject to the proviso of the penultimate sentence of this Section 8(b)). Nothing in this Section 8 shall preclude the Company from discontinuing the registration of its securities being effected on its behalf under this Section 8 at any time prior to the effective date of the registration relating thereto for any reason; provided that, in such case, such registration shall not be deemed to be one of the two incidental registrations available to holders of Warrant Shares pursuant to this Section 8(b).





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

         The holder of the Warrant Certificate or the holder or holders of any Warrant Shares desiring to have Warrant Shares registered under this Section 8(b) shall advise the Company in writing within thirty (30) days after the date of receipt of such offer from the Company, setting forth the amount of such Warrant Shares for which registration is requested. The Company shall thereupon include in such filing the number of Warrant Shares for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such Warrant Shares. If the managing underwriter of a proposed public offering shall advise the Company that, in its opinion, the distribution of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would adversely affect the distribution of such securities by the Company, at the price and upon the terms approved by the Company, then the number of shares of Common Stock which such underwriter believes, in its sole discretion, may be sold at such price and upon such terms shall be allocated first to the Company, then to any selling security holder exercising a contractual demand registration right and finally, on a pro rata basis, among all other selling security holders of shares then being registered (including, without limitation, the holder of the Warrant or the holder or holders of any Warrant Shares); provided that, in such case, such registration shall not be deemed to be one of the two incidental registrations available to holders of Warrant Shares pursuant to this Section 8(b). Except as otherwise provided in Section 8(d), all expenses of such registration shall be borne by the Company.

                 (c) Registration Procedures. If the Company is registering any of its securities under the Securities Act pursuant to the provisions of this Section 8, the Company will, as expeditiously as possible:

                 (i) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, which period shall not exceed nine (9) months;

                 (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of nine (9) months;

                 (iii) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                 (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall reasonably request (provided, however, that (A) if such registration and qualification is in a jurisdiction at the request of any holder of the Warrant Certificate or Warrant Shares and the Company would not have otherwise registered or qualified in such jurisdiction, the expenses for such registration and qualification shall be borne by such requesting holder, and (B) the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process as a result of such registration and qualification in such jurisdiction), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement; and

                 (v) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

                 It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 8 in respect of the securities which are to be registered at the request of any holder of the Warrant Certificate or Warrant Shares that such holder shall furnish to the Company such information regarding such holder and the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                 (d)  Expenses.  All expenses incurred in complying with this
Section 8, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, and fees and disbursements of counsel for the Company, shall be paid by the Company, except that any holder requesting registration pursuant hereto shall pay all of its own expenses and any incremental costs to the Company of including such holder's Warrant Shares in such registration, including, without limitation: fees, discounts and commissions to any underwriter for underwriting such holder's Warrant Shares; the additional fees, if any, of counsel to any such underwriter attributable to inclusion of such holder's Warrant Shares in such registration; and all transfer taxes in respect of the securities sold by such holder.

                 (e)  Indemnification and Contribution.

                 (i) In the event of any registration of any of the Warrant Shares under the Securities Act pursuant to this Section 8, the Company shall indemnify and hold harmless each holder of the Warrant Shares, such holder's directors and officers and each other person (including each underwriter) who participated in the offering of the Warrant Shares and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or any participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any actual or alleged untrue statement of a material fact contained, on the effective date thereof, in any Registration Statement under which Warrant Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any actual or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder. The indemnification of each holder of the Warrant Shares with respect to a preliminary prospectus shall not apply to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that the holder claiming indemnification failed to deliver a final prospectus, if the Company has complied with its obligation under Section 8(c)(iii) to furnish copies of such final prospectus to such holder claiming indemnification.

                 (ii) Each holder of any Warrant Shares, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based solely upon (i) any actual or alleged untrue statement of a material fact contained, on the effective date thereof, in any Registration Statement under which Warrant Shares were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any actual or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such statements or omissions were made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein.

                 (iii) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 8 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this subparagraph (iii) of this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (f) Termination of Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section 3 of this Agreement upon the transferability of the Warrant, the Warrant Certificate and the Warrant Shares and the legend requirements of Section 3(c) and (d) shall terminate as to the Warrant or any particular Warrant Share (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Company shall have delivered to the holder or holders thereof the written opinion of counsel to the Company, which opinion and counsel shall each be reasonably satisfactory to such holder or holders, stating that the transferability portion of such legend is not required in order to ensure compliance with the Securities Act, or (iii) when the holder thereof shall have delivered to the Company the written opinion of counsel to the holder, which opinion and counsel shall each be reasonably satisfactory to the Company, stating that the transferability portion of such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 3 of this Agreement shall terminate as to the Warrant, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the expense of the Company, upon the surrender of the Warrant Certificate, a new Warrant Certificate not bearing the restrictive legend required by Section 3(c) but otherwise identical in all respects to the Warrant Certificate surrendered. Wherever the restrictions imposed by such
Section 3 shall terminate as to any Warrant Share, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, upon the surrender of the Share Certificate representing such Warrant Share, a new Share Certificate representing such Warrant Share not bearing the restrictive legend set forth in Section 3(d) but otherwise identical in all respects to the Share Certificate surrendered.

                 (g) Listing on Securities Exchange. From and after the date upon which the Warrant shall become exercisable in accordance with Section 4 of this Agreement (but not before), if the Company shall have any shares of Common Stock listed on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of the Warrant so long as any shares of Common Stock shall be so listed.

                 (h) Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Section 8, the Company shall not be obligated to register any Warrant Shares if (x) the Company delivers to the holder thereof the written opinion of counsel to the Company, which opinion and counsel shall each be reasonably satisfactory to such holder, stating that the sale or other disposition of such holder's Warrant Shares, in the manner proposed by such holder (or, if such holder has engaged an investment banking firm at its expense, in the manner proposed by such investment banking firm), may be effected without registering such Warrant Shares under the Securities Act, and (y) the failure of the Company to register such Warrant Shares will not result in a five percent (5%) reduction in the net proceeds to be received by such holder in connection with such sale or other disposition.

                 9.         Rights as Stockholders; Notices to Holders.
Nothing contained in this Agreement or in the Warrant shall be construed as conferring upon the holder of the Warrant or its permitted transferees the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                 10.        Miscellaneous.

                 (a) Notices. Any notice, demand or other communication authorized or required pursuant to this Agreement to be given or made shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

                 (i) if to the Company, to:

                 Hanover Direct, Inc.
                 1500 Harbor Boulevard
                 Weehawken, New Jersey  07087

                 Attention:  Executive Vice President,
                             General Counsel and Secretary

                 and (ii) if to the holder of the Warrant
                              Certificate, to:

                 Sears Shop At Home Services, Inc.
                 3333 Beverly Road
                 E,4 259B
                 Hoffman Estates, Illinois  60179

                 Attention:  E. Vachel Pennebaker
                             President and Chief Executive Officer
                 with a copy to:

                 The Corporation Trust Company
                 Corporation Trust Center
                 1209 Orange Street
                 Wilmington, Delaware  19901

or, in either case, to such other address as may be designated by notice as provided in this Section 10(a).

                 (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                 (c) Amendments and Waivers. This Agreement may be amended, modified or superseded only by written instrument signed by each of the parties hereto, and any of the terms, provisions and conditions hereof may be waived, only by a written instrument signed by the party waiving such term, provision or condition.

                 (d) Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Sears, as the case may be, shall bind and inure to the benefit of their respective successors, assigns and permitted transferees hereunder.

                 (e) Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Sears, and their respective successors, assigns and permitted transferees hereunder, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and Sears and their respective successors, assigns and permitted transferees hereunder.

                 (f) Captions, Etc. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect. Unless the context otherwise requires, terms used herein shall be equally applicable to the singular and plural forms thereof.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

                 (h) Termination. This Agreement shall terminate at the close of business on the Expiration Date or any earlier date when the Warrant shall have been exercised, whether in full or in part, provided that the registration and other rights provided for in
Section 8 of this Agreement shall remain in full force and effect to the extent provided for therein.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.


                                           HANOVER DIRECT, INC.



                                           By:
                                              -----------------------------
                                              Name:
                                              Title:


                                           SEARS SHOP AT HOME SERVICES, INC.



                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE 1

                              HANOVER DIRECT, INC.

                            SCHEDULE OF OUTSTANDING
                OPTIONS, SUBSCRIPTIONS, CONVERTIBLE SECURITIES,
                       WARRANTS AND OTHER SIMILAR RIGHTS
                   RELATING TO THE CAPITAL STOCK OF THE COMPANY

         THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.


No. 1                                            Up To 7,000,000 Warrant Shares
Dated:  January 1, 1994


                      VOID AFTER 5:00 P.M., NEW YORK CITY
                             TIME, ON APRIL 1, 1999

                              HANOVER DIRECT, INC.

                              WARRANT CERTIFICATE


                 THIS CERTIFIES THAT for value received Sears Shop At Home Services, Inc., a Delaware corporation ("Sears"), or its successor, assign or permitted transferee (the "Holder"), is the owner of this Warrant and entitled to purchase, at any time during the period commencing on January 1, 1999 and ending at or before 5:00 p.m., New York City time, on April 1, 1999 (the "Expiration Date"), up to that certain number of fully paid and nonassessable whole shares of Common Stock, $0.66 2/3 par value (the "Common Stock"), of Hanover Direct, Inc., a Delaware corporation (the "Company"), as is set forth below, subject to the fulfillment of the conditions specified hereinbelow, at an exercise price per share equal to Ten Dollars and Fifty-Seven Cents ($10.57) (such price, as it may from time to time be adjusted pursuant to the provisions of the Warrant Agreement (as hereinafter defined), being hereinafter referred to as, the "Exercise Price").

                 Subject to the provisions of the Warrant Agreement, and provided that (i) Hanover Ventures, Inc. ("Hanover Ventures") shall have achieved both (A) at least Two Hundred Fifty Million Dollars ($250,000,000) in Licensed Sales Revenues (as hereinafter defined) and (B) at least

Thirty Million Dollars ($30,000,000) of Licensed EBIT (as hereinafter defined), in each case, during the one (1) year period commencing on January 1, 1998 and ending on December 31, 1998, and (ii) Sears shall not at the time be in default in its obligations under the License Agreement dated as of January 1, 1994, between Hanover Ventures and Sears (the "License Agreement"), the Holder hereof shall have the right, which may be exercised in whole or in part, to purchase from the Company (and the Company shall issue and sell to such Holder) up to Three Million Five Hundred Thousand (3,500,000) fully paid and non-assessable whole shares of Common Stock upon surrender to the Company, or its duly authorized agent, of this Warrant Certificate, with the form of election to purchase on the reverse hereof duly filled in to indicate the number of Warrant Shares to be purchased and otherwise duly completed and signed, and upon payment to the Company of an amount equal to the product of the Exercise Price multiplied by the number of shares being purchased as indicated in such form of election (the "Warrant Price"). Payment of the applicable Warrant Price shall be made in cash or by certified or official bank check or wire transfer payable to the order of the Company.

                 Subject to the provisions of the Warrant Agreement, and provided that (i) Hanover Ventures shall have achieved both (A) at least Five Hundred Million Dollars ($500,000,000) in Licensed Sales Revenues and (B) at least Sixty Million Dollars ($60,000,000) of Licensed EBIT, in each case, during the one (1) year period commencing on January 1, 1998 and ending on December 31, 1998, and (ii) Sears shall not at the time be in default in its obligations under the License Agreement, the Holder hereof shall have the right, which may be exercised in whole or in part, to purchase from the Company (and the Company shall issue and sell to such Holder) up to Seven Million (7,000,000) fully paid and non-assessable whole shares of Common Stock upon surrender to the Company, or its duly authorized agent, of this Warrant Certificate, with the form of election to purchase on the reverse hereof duly filled in to indicate the number of Warrant Shares to be purchased and otherwise duly completed and signed, and upon payment to the Company of the applicable Warrant Price. Payment of the applicable Warrant Price shall be made in cash or by certified or official bank check or wire transfer payable to the order of the Company.

                 For purposes of this Warrant, the following terms shall have the meanings set forth below:

                 (i) "Licensed EBIT" shall mean earnings (as computed in accordance with generally accepted accounting principles), before deduction for interest expense and taxes (as computed in accordance with generally accepted accounting principles), of Hanover Ventures that were generated under any Program (as defined in the License Agreement); and

                 (ii) "Licensed Sales Revenues" shall mean gross revenues (as computed in accordance with generally accepted accounting principles) of Hanover Ventures generated by sales of Products (as defined in the License Agreement) pursuant to any Program (as defined in the License Agreement) reduced by the aggregate amount of such revenues attributable to Products returned to Hanover Ventures following the sale thereof.

                 The number and type of Warrant Shares purchasable by the Holder of this Warrant Certificate and the Exercise Price are subject to appropriate adjustment, from time to time, in accordance with the provisions of the Warrant Agreement. If the total number of Warrant Shares represented by this Warrant Certificate shall not be purchased in full upon the exercise of the Warrant, the Holder hereof (for itself and any prior Holder hereof, including, without limitation, Sears) shall be deemed to have relinquished any and all rights to purchase the balance of the Warrant Shares previously represented by this Warrant Certificate and this Warrant Certificate shall be deemed to be canceled.

                 This Warrant Certificate is subject to and entitled to the benefits of all of the terms, provisions and conditions of that certain Warrant Agreement, dated as of January 1, 1994 (the "Warrant Agreement"), between the Company and Sears Shop At Home Services, Inc., which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Holder of this Warrant Certificate. Copies of the Warrant Agreement are on file at the principal office of the Company.

                 Sears may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until transfer hereof in accordance with the terms of the Warrant Agreement, the Company may treat Sears as the owner for all purposes.

                 The Holder hereof shall not be entitled to vote or to receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon such Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable as provided in the Warrant Agreement.

                 IN WITNESS WHEREOF, Hanover Direct, Inc. has caused the signature (or facsimile signature) of its President to be printed hereon and its corporate seal (or facsimile) to be printed hereon, attested by the signature (or facsimile signature) of its Secretary.


                                           HANOVER DIRECT, INC.



                                           By:
                                              --------------------------
                                              Jack E. Rosenfeld
                                              President


[corporate seal]

Attest:



-----------------------
Michael P. Sherman
Secretary

                             (Form of Reverse Side
                            of Warrant Certificate)


                  FORM OF ELECTION TO PURCHASE WARRANT SHARES

                   (To be executed upon exercise of Warrant)

To Hanover Direct, Inc.:

                 The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant Certificate on the reverse side hereof for, and to purchase thereunder, ________ shares of Common Stock, as provided for therein, and tenders herewith payment of the applicable Warrant Price in full in the form of cash or a certified or official bank check or wire transfer in the amount of $__________.

                 Please issue a certificate or certificates for such shares of Common Stock in the name of(1):


PLEASE INSERT                     Name: _________________________
SOCIAL SECURITY OR                (Please Print Name and Address)
OTHER IDENTIFYING
NUMBER:                           Address:  _____________________

__________

                                  Signature:


                                  By
                                     -------------------------------
                                     Name:
                                     Title:

                          NOTE: Please provide proof of authority to sign in the form of an incumbency certificate or other evidence satisfactory to the Company. The above signature, name and title should correspond exactly with such proof of authority.


Dated:  ________ __, 19__





____________________

(1) If more than one entity is to receive shares, please indicate the required information for, and the desired number of shares to be held by, each such entity.